Exhibit 3.6

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

DISCOVERY COMMUNICATIONS, LLC

This Amended and Restated Limited Liability Company Agreement (as amended, modified, supplemented and/or restated from time to time, this “Agreement”) of Discovery Communications, LLC, a Delaware limited liability company (the “Company”), dated as of March 9, 2021, is entered into by Discovery Communications Holding, LLC, a Delaware limited liability company, as its sole member (the “Member”).

WHEREAS, pursuant to a Certificate of Formation, dated as of May 14, 2007 (such Certificate of Formation, as the same may be amended from time to time, the “Certificate of Formation”, and such date, the “Formation Date”), the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq., as amended from time to time) (the “Act”);

WHEREAS, on May 14, 2007, the Member entered into a Limited Liability Company Operating Agreement of the Company (the “Limited Liability Company Agreement”); and

WHEREAS, the Member desires to amend and restate the Limited Liability Company Agreement in its entirety as set forth herein for the purposes of, and on the terms and conditions set forth in, this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Name. The name of this limited liability company is Discovery Communications, LLC.

2. Purpose. The purpose of the Company, and the nature of the business to be conducted and promoted by the Company, is engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary, advisable or incidental to the foregoing.

3. Powers of the Company. Subject to any limitations set forth in this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes set forth in Section 2 hereof, including without limitation the power to borrow money and issue evidences of indebtedness in furtherance of the purposes of the Company. The Company shall carry on its business in its own right, and its business shall not be carried on by its Members. No property of the Company, whether real, personal, intangible or otherwise, shall be deemed to be owned by any Member by virtue of being a Member of the Company, but shall be owned by and title shall be vested solely in the Company.

4. Principal Place of Business. The address of the principal place of business of the Company is 8403 Colesville Road, Silver Spring, Maryland 20910, or such other address as the Members may determine from time to time.

5. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808. The Members may appoint another registered agent and/or office at any time.

6. Term. The term of the Company shall continue in perpetuity unless terminated as provided in Section 16 hereof or otherwise pursuant to the Act (the “Term”).

7. Fiscal Year. The fiscal year of the Company shall end on December 31.

8. Members.

(a) Initial Member. The name and business address of the initial Member is as follows:

Name	Address
Discovery Communications Holding, LLC	8403 Colesville Road, Silver Spring, Maryland 20910

(b) Power of Members. Each Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware. Each Member is authorized to execute and deliver any instrument or document on behalf of the Company.

(c) Voting Rights of Members. On all matters submitted to a vote of the Members, each Member shall be entitled to one vote for each Share (defined below) owned by it. Except as otherwise provided by law or in the Certificate of Formation or this Agreement, at any meeting of Members, the holders of a majority of the outstanding Shares entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. With respect to any matter, any resolution adopted, decision made or action undertaken by the Members at any meeting at which a quorum is present shall require the affirmative vote of a majority of the Shares present at the meeting; provided, however, that with respect to any action that requires a greater proportion of votes of the Members under nonwaivable provisions of applicable law, such greater proportion of affirmative votes of the Members shall be required to take such action. All meetings of the Members shall be held at such time and place as the Committee may from time to time determine; provided, however, that Members shall be given the opportunity to be present at such meetings in person, by conference telephone or other communications device, or by proxy; and provided further, that in no event shall a meeting of the Members be held in the United Kingdom. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the Members having not less than the minimum percentage interests that would be necessary to authorize or take such action at a meeting at which all Members having a right to vote thereon were present and voted.

9. Management.

(a) Management by the Committee. Except for those matters for which the approval or consent of any Member is specifically required by this Agreement or by nonwaivable provisions of applicable law, the business and affairs of the Company shall be managed by the Members acting through a Management Committee (the “Committee”), consisting of individuals appointed by the Members to manage the activities and affairs of the Company (each, a “Manager”, and collectively, the “Managers”). The Board shall have, subject to the terms of this Agreement, full, exclusive and complete discretion, power and authority to manage, control, administer and operate the business and affairs of the Company and its subsidiaries, including, without limitation, the power to declare and authorize the payment of dividends by the Company. Decisions of the Committee within its scope of authority shall be binding upon the Company and its Members (in their capacity as Members). Actions, decisions, consents and approvals of the Committee shall require the affirmative vote or consent of the Managers in accordance with Section 9(d).

(b) Committee. The number of Managers constituting the entire Committee initially shall be three; provided, however, that the Members, by resolution adopted by vote or consent of a majority of the Members, may increase or decrease the number of Managers constituting the Committee. As of the date hereof, the Managers are: David Zaslav, Gunnar Wiedenfels and Savalle Sims. Each Manager shall hold office until the earliest of his or her death, removal or resignation as provided in Section 9(e).

(c) Committee Vote. A majority of the total number of members of the Committee as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Committee (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or in the Certificate of Formation or this Agreement, a majority of the Managers present at any meeting at which a quorum is present may decide any question brought before such meeting.

(d) Actions by the Committee. In managing the business and affairs of the Company and exercising its powers, the Committee may act collectively through meetings and written consents, or through officers and other agents to whom authority and duties have been delegated by the Committee.

(i) Meetings of the Committee may be held at such place or places as may be determined from time to time by the Committee; provided, however, that Managers shall be given the opportunity to be present at such meetings in person, by conference telephone, or other communications device; and provided further, that in no event shall a meeting of the Committee be held in the United Kingdom.

(ii) Any action permitted or required by the Act or this Agreement to be taken at a meeting of the Committee may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all Managers.

(e) Removal; Resignation. A Manager may be removed by the Members with or without cause, at any time in the sole discretion of the Members. Any Manager may resign at any time, and the acceptance of such resignation shall not be necessary to make it effective. Upon such removal or resignation, or the earlier death of any Manager, the Members shall appoint a successor.

10. Officers. The day-to-day functions of the Company may be performed by one or more persons appointed as an officer of the Company by the Committee. Each such officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

11. Members’ Interests Denominated by Shares.

(a) Issuance. Each Member holding or in the future acquiring an interest in the Company shall be issued shares to denominate such Member’s interest (“Shares”). The total number of Shares of all classes which the Company shall have authority to issue is 1,000. Each Share shall have a nominal value of $.01 per Share (the “Nominal Value”) and shall be of a class designated “Common Shares”. From the date hereof, all interests previously issued in the Company, whether classified as shares or otherwise, shall be deemed cancelled. Shares shall reflect the amount initially paid or contributed to the Company for the

Member’s interest denominated thereby, and may be issued for an amount in excess of the Nominal Value thereof, based on the actual amount so paid or contributed to the Company in respect of the interest so acquired. Any such amount paid in excess of the Nominal Value of such Shares shall be deemed the “Share Premium”. Upon the issuance of Shares, as evidence thereof, the Company shall issue one or more certificates of limited liability company interest in the name of the Member owning such Shares (each, a “Certificate”), in such form as may be determined by the Members from time to time. The rights, preferences, privileges and restrictions granted to and imposed upon the Shares are as set forth in this Agreement. Except as otherwise specifically provided in this Agreement, the Shares shall have the same relative rights and be identical in all respects as to all matters. In the event of any change (by way of recapitalization, subdivision, reclassification, recombination or the like) in the number or kind of Shares, the Member’s interest denominated by such Shares immediately prior to such change shall be ratably adjusted among such Shares immediately after such change and a new Certificate or Certificates shall be issued to reflect the same.

(b) Distributions. Each Member shall be entitled to receive distributions in respect of its Shares when, as and if declared by the Committee in accordance with Section 15 below.

(c) No Right of Redemption. No Member shall have the right to require the Company to redeem any of its Shares.

(d) Outstanding Shares. The number of Shares issued to the Member, and its resulting ownership percentage of issued and outstanding Shares, are set forth on Exhibit A attached hereto.

(e) Cancellation of Certificate. In the event any Certificate must be cancelled, then such Certificate shall be marked cancelled by the Company, with the date of cancellation, and shall be immediately placed in a certificate book maintained by the Company for that purpose, and a new Certificate shall be issued by the Company to the new Person who holds such Shares.

12. Transfer of Shares. No Member shall have the right to transfer, grant, assign, encumber, pledge (other than to a financial institution or insurance company as collateral security for indebtedness for borrowed money) or otherwise commit or dispose of its interest, or of the Shares denominating its interest, to any person (“Transfer”) without the consent of the other Members. Notwithstanding the foregoing, (a) any Member shall have the right to Transfer all or any portion of its interest, or of the Shares denominating its interest, to any person or entity that controls, is controlled by or is under common control with such Member without obtaining the consent of the other Members; and (b) at any time that the Company has only a sole Member, such sole Member may freely Transfer all or any portion of the Shares owned by it without restriction. Any Transfer of Shares shall be reflected on the books and records of the Company and on any corresponding Certificate.

13. Capital Contributions.

(a) Additional Contributions. No Member shall be required to make any additional capital contributions to the Company. A Member may make additional capital contributions to the Company in the form of cash, property, services or otherwise, and upon completion such contribution or payment shall become the property of the Company. Any such contribution or payment shall be evidenced by an issuance of additional Shares by the Company to the Member, which shall be reflected on the books and records of the Company. In addition, Exhibit A hereto shall be amended to reflect the issuance of additional Shares to a Member and any resulting change in such Member’s percentage interest in the Company.

(b) No Return of Contributions. A Member shall not be entitled to be paid interest in respect of its capital contribution or membership interest. No Member shall have any right to demand the return of its capital contribution, and an un-repaid capital contribution is not a liability of the Company or any Member.

14. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated in proportion to the number of Shares held by the Members.

15. Distributions.

(a) General. Distributions shall be made to the Members at the times and in the aggregate amounts as may be determined by the Committee. Such distributions shall be allocated to the Members in the same proportion as their percentage interests; provided, however, that the Committee may authorize non-pro-rata distributions with the consent of the Members. A Member shall not have the status of a creditor of the Company and shall not be entitled to any remedies available to a creditor of the Company with respect to such distribution upon the determination of the Committee with respect thereto, and the Committee may revoke its determination at any time prior to the time the distribution is made by the Company. For the avoidance of doubt, prior to any such distribution, the profits or losses of the Company shall belong to the Company.

(b) Limitations. Notwithstanding anything to the contrary contained herein, no distribution shall be declared, paid or made unless: (i) after giving effect thereto, the assets of the Company will exceed its liabilities, and (ii) such distribution is otherwise not in violation of section 18 607 of the Act, as the same may be amended from time to time. No distribution made will have the effect of cancelling any Shares.

(c) Allocation. To the extent any distribution is made to the Members, the same shall be deemed to have been made with respect to each of the issued and outstanding Shares first out of the Company’s retained earnings.

16. Dissolution.

(a) General. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the affirmative vote or written consent of the Members; (b) at any time there is no member of the Company, unless the Company is continued pursuant to the Act; or (c) the entry of a decree of judicial dissolution under section 18-802 of the Act.

(b) Bankruptcy of a Member. The bankruptcy of any Member will not cause it to cease to be a Member of the Company. Upon the occurrence of such event, the business of the Company shall continue without dissolution.

(c) Effecting Dissolution. In the event of dissolution, the Company shall be wound up and its assets liquidated. In connection with the dissolution and winding up of the Company, the Committee or such other person designated by the Committee shall proceed with the sale, exchange or liquidation of all of the assets of the Company and shall conduct only such other activities as are necessary to wind up the Company’s affairs.

17. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the existing Members.

18. Liability of the Member. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, Manager or officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Manager or officer of the Company.

19. Exculpation and Indemnification. No Member, Manager or officer shall be liable to the Company, any Member or any other person or entity who or that has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member, Manager or officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Manager or officer by this Agreement, except that the Member, Manager or officer shall be liable for any such loss, damage or claim incurred by reason of its gross negligence or willful misconduct. To the full extent permitted by applicable law, each Member, Manager and officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member, Manager or officer by reason of any act or omission performed or omitted by such Member, Manager or officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Manager or officer by this Agreement, except that no Member, Manager or officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member, Manager or officer by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 19 shall be provided out of and to the extent of Company assets only, and no Member, Manager or officer shall have personal liability on account thereof.

20. Amendment. This Agreement may be amended or modified only by written agreement of all of the Members.

21. Counterparts. This Agreement, and any amendment hereto, may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

22. Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

DISCOVERY COMMUNICATIONS HOLDING, LLC

By:	/s/ Tara L. Smith
Name: Tara L. Smith
Title: SVP & Secretary

[Signature Page – A&R LLC Agreement of Discovery Communications, LLC]